                                                     Exhibit (12)
                                                     Commonwealth Edison Company
                                                     Form S-3 File No. 33-

       Commonwealth Edison Company and Subsidiary Companies Consolidated
       ------------------------------------------------------------------

               Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
              Preferred and Preference Stock Dividend Requirements
             -----------------------------------------------------

                             (Thousands of Dollars)

Line
- ---                                     Year Ended December 31
                           ------------------------------------------------  12 Months Ended
                                                                                 June 30,
                             1990      1991      1992      1993      1994          1995
                           --------  --------  --------  --------  --------  ---------------
   1  Net income           $128,291  $ 94,887  $513,981  $112,440  $423,946     $614,661
                           --------  --------  --------  --------  --------     --------
   2  Net provisions for
   3    income taxes and
   4    investment tax
   5    credits deferred
   6    charged to --
   7      Operations       $188,059  $419,855  $271,777  $ 66,406  $300,764     $424,005
   8      Cumulative
   9        effect of
  10        change in
  11        accounting
  12        for income
  13        taxes                 -         -         -    (9,738)        -            -
  14      Other income        5,634   (65,263)   (6,537)  (31,655)  (23,062)      (2,322)
                           --------  --------  --------  --------  --------     --------
  15                       $193,693  $354,592  $265,240  $ 25,013  $277,702     $421,683
                           --------  --------  --------  --------  --------     --------

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
  16  Fixed charges --
  17    Interest on debt          $649,467  $665,308  $661,348  $651,639  $621,909  $611,874
  18    Estimated interest
  19      component of
  20      nuclear fuel and
  21      other lease payments,
  22      rentals and other
  23      interest                  90,485    79,583    53,348    49,021    64,885    72,533
  24    Amortization of
  25      debt discount,
  26      premium and
  27      expense                   22,473    21,927    20,178    20,966    22,804    22,572
                                  --------  --------  --------  --------  --------  --------
  28                              $762,425  $766,818  $734,874  $721,626  $709,598  $706,979
                                  --------  --------  --------  --------  --------  --------
  29  Preferred and
  30    preference
  31    stock dividend
  32    requirements --
  33      Provisions for
  34        preferred and
  35        preference stock
  36        dividends             $ 82,495  $ 78,288  $ 70,539  $ 66,052  $ 64,927  $ 67,673
  37      Taxes on income
  38        required to meet
  39        provisions for
  40        preferred and
  41        preference stock
  42        dividends               52,499    49,675    44,646    43,596    42,854    44,582
                                  --------  --------  --------  --------  --------  --------
  43                              $134,994  $127,963  $115,185  $109,648  $107,781  $112,255
                                  --------  --------  --------  --------  --------  --------
  44  Fixed charges and
  45    preferred and
  46    preference
  47    stock dividend
  48    requirements              $897,419  $894,781  $850,059  $831,274  $817,379  $819,234
                                  --------  --------  --------  --------  --------  --------
  49  Earned for fixed

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
  50    charges and
  51    preferred and
  52    preference
  53    stock dividend
  54    requirements            $1,084,409  $1,216,297   $1,514,095    $859,079   $1,411,246   $1,743,323
                                ==========  ==========   ==========    ========   ==========   ==========
  55  Ratios of earnings
  56    to --
  57      Fixed charges
  58        (line 54 divided
  59        by line 28)               1.42        1.59         2.06        1.19         1.99         2.47
                                ==========  ==========   ==========    ========   ==========   ==========
  60      Fixed charges and
  61        preferred and
  62        preference
  63        stock dividend
  64        requirements
  65        (line 54 divided
  66        by line 48)               1.21        1.36         1.78        1.03         1.73         2.13
                                ==========  ==========   ==========    ========   ==========   ==========